                                                                    FORM OF BOND

                                   [Face of Bond]


     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.



CUSIP NO. 239753 DK 9                         PRINCIPAL AMOUNT:  $______________

REGISTERED NO. __

                             DAYTON HUDSON CORPORATION

               PUTTABLE RESET SECURITIES PURS-SM-  DUE JUNE 15, 2010


     DAYTON HUDSON CORPORATION, a corporation duly organized and existing under the laws of the State of Minnesota (hereinafter called the "COMPANY", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________________, or registered assigns, the principal sum of ____________________ Dollars ($______________) on
June 15, 2010 (the "FINAL MATURITY") and to pay interest thereon from June 4, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for semi-annually on June 15 and December 15 of each year commencing December 15, 1998 at the rate described below, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. "Business Day" means any day other than a Saturday, a Sunday, a legal holiday, or a day on which banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to close.

     Any interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special

Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     From and including June 4, 1998 to but excluding June 15, 2000, interest shall accrue on the principal sum of this Security at an annual rate equal to 5.95% (the "INITIAL INTEREST RATE"). On June 15, 2000 (the "Reset Date"), the interest rate on this Security shall be reset so as to equal a fixed rate determined as described on the reverse hereof, unless the Company is obligated to repurchase this Security on such date pursuant to the Put Option referred to on the reverse hereof or pursuant to the Company's satisfaction of the payment obligations of Goldman, Sachs & Co. in connection with its exercise of the Call Option referred to on the reverse hereof. Notwithstanding the foregoing, reset shall be subject to the occurrence of a Market Disruption Event or a Failed Remarketing as described on the reverse hereof and the termination of the Call Option at the election of Goldman, Sachs & Co. as described on the reverse hereof.

     Notwithstanding the foregoing, if any payment of interest, principal or other amount to be made in respect of this Security (including any payment pursuant to an exercise of the Call Option or Put Option) would otherwise be due on a day that is not a Business Day, such payment may be made on the next succeeding day that is a Business Day, with the same effect as if such payment were made on the due date.

     Payment of interest on this Security will be made in immediately available funds at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be paid by check mailed to the Person entitled thereto at such Person's last address as it appears in the Security Register or by wire transfer to such account as may have been designated by such Person. Payment of principal of and interest on this Security at Maturity will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in The City of New York.

     This Security has initially been issued in the form of a Global Security, and the Company has initially designated The Depository Trust Company (the "Depositary," which term shall include any successor) as the depositary for this Security. For as long as this Security or any portion hereof is issued in such form, and notwithstanding the foregoing, all payments of interest, principal and other amounts in respect of this Security or such portion (including payments pursuant to the Call Option and Put Option) shall be made to the Depositary or its nominee in accordance with its Applicable Procedures (as defined on the reverse hereof), in the coin or currency specified above and as further provided on the reverse hereof.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Such provisions include, without limitation, provisions relating to the Call Option, the Put Option and the interest rate reset mechanism.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


DATED:
       --------------------------
                                             DAYTON HUDSON CORPORATION



                                             By:
                                                --------------------------------
                                                    Stephen C. Kowalke
                                                    Vice President and Treasurer

[SEAL]
                                             Attest:
                                                    ----------------------------
                                                    James T. Hale
                                                    Secretary

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION
This is one of the Securities of the
series designated therein referred to
in the within-mentioned Indenture.

THE FIRST NATIONAL BANK OF CHICAGO,
     as Trustee


By:
   --------------------------------
     Authorized Signature

                                 [Reverse of Bond]



                             DAYTON HUDSON CORPORATION


               PUTTABLE RESET SECURITIES PURS-SM-  DUE JUNE 15, 2010


     1.   INDENTURE.

     This Security is one of a duly authorized issue of securities of the Company (herein called the "SECURITIES"), issued and to be issued in one or more series under an indenture dated as of October 3, 1996, as amended or supplemented from time to time (herein called the "INDENTURE"), between the Company and The First National Bank of Chicago, as Trustee (herein called the "TRUSTEE", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $200,000,000. The provisions of this Security (including those relating to the Call Option and Put Option), together with the provisions of the Indenture, shall govern the rights, obligations, duties and immunities of the Holder of this Security, the Company and the Trustee with respect to this Security, PROVIDED that, if any provision of this Security necessarily conflicts with any provision of the Indenture, the provision of this Security shall be controlling to the fullest extent permitted under the Indenture.

     The Securities of this series are not redeemable at the option of the Company prior to Final Maturity and will not be entitled to any sinking fund.

     If an Event of Default, as defined in the Indenture, with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. No failure by Goldman, Sachs & Co. to purchase any Security of this series pursuant to the Call Option shall be deemed to be a default under this Security or the Indenture for any purpose.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time

Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and certain Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed, except that in the event the Company deposits money or Government Obligations as provided in Section 401 or 403 of the Indenture, such payments will be made only from proceeds of such money or Government Obligations.

     2.   CALL OPTION.

     Goldman, Sachs & Co., a New York limited partnership ("GOLDMAN, SACHS & CO.") shall have the right to purchase, on the Reset Date, all of the Securities of this series Outstanding on the Reset Date (in whole and not in part), including this Security, from the Holders thereof (such right, the "CALL OPTION"), in each case at a price equal to 100% of the principal amount (the "FACE VALUE") of Securities of this series purchased and subject to Goldman, Sachs & Co. giving notice of its intention to purchase the Outstanding Securities of this series as described below (a "CALL NOTICE"). Whether or not the Call Option is exercised, the Company shall remain obligated to pay all accrued and unpaid interest due on this Security, and interest that becomes payable on this Security on the Reset Date shall be payable to the Holder of this Security on the corresponding Regular Record Date, as provided in this Security and the Indenture.

     To exercise the Call Option, Goldman, Sachs & Co. must give a Call Notice to the Holder of this Security no later than the tenth Market Day (as defined below) prior to the Reset Date, in the manner described in paragraph 7 below. Subject to paragraph 5(a) below, in the event a Call Notice is duly given, the Holder of this Security on the Reset Date shall be obligated to sell this Security to Goldman, Sachs & Co., and Goldman, Sachs & Co. shall be obligated to purchase this Security from such Holder, at the Face Value on the Reset Date. Each such sale and purchase shall be effected through the facilities of the Depositary, with the Holder being deemed to have automatically tendered this Security for sale to Goldman, Sachs & Co. on the Reset Date in accordance with the Depositary's Applicable Procedures as provided in paragraph 5 below. The Holder's automatic tender of this Security on the Reset Date shall be subject to receipt of payment of the Face Value of this Security as provided in paragraph 5(a) below. Notwithstanding the exercise of the Call Option with respect to this Security, this Security shall remain Outstanding until it is purchased or paid by the Company. As used herein, "MARKET DAY" means a Business Day other than a day on which dealings in the U.S. Treasury bond market are generally not being conducted.

     If the Call Option is exercised, this Security shall be subject to purchase by Goldman, Sachs & Co. on the Reset Date as provided herein and subject to paragraph 5(a) below.

     Upon the occurrence of an Event of Default (as defined in the Indenture) and in certain other circumstances, Goldman, Sachs & Co. shall be entitled to demand that the Company pay Goldman, Sachs & Co. an amount equal to the fair market value of the Call Option (the "TERMINATION AMOUNT"). Upon payment of the Termination Amount, (i) the Call Option will terminate, and (ii) on the Reset Date the Holder of this Security will be deemed to have automatically exercised its Put Option in whole and may not continue to hold this Security by giving a Hold Notice.

     Notwithstanding any provision herein to the contrary, Goldman, Sachs & Co. may not transfer or assign the Call Option.

     3.   PUT OPTION.

     If Goldman, Sachs & Co. does not exercise the Call Option, the Holder of this Security on the Reset Date shall have the right to require the Company to repurchase this Security (in whole and not in part) from such Holder on the Reset Date (such right, the Holder's "PUT OPTION") at a price equal to 100% of the principal amount of this Security repurchased (the "PUT PRICE"), in the circumstances described in the next paragraph. In the event the Put Option is exercised, the Put Price shall be payable by the Company to the Holder of this Security on the Reset Date, whereas the accrued and unpaid interest on this Security that becomes payable on the Reset Date shall be payable by the Company to the Holder of this Security on the corresponding Regular Record Date, as provided herein and in the Indenture. If for any reason payment of the Put Price is not made when due on this Security, the accrued interest at the Initial Interest Rate from the Reset Date to the date such payment is made would be payable by the Company as part of the Put Price for this Security, to the person entitled to receive the Put Price.

     On the Reset Date, the Holder of this Security shall be deemed to have exercised its Put Option automatically, without any action on its part, for the full principal amount of this Security held of record by such Holder on the Reset Date unless either (x) Goldman, Sachs & Co. has duly given a Call Notice or (y) if Goldman, Sachs & Co. does not exercise the Call Option, (i) no later than 10:00 A.M. (New York City time) on the seventh Market Day prior to the Reset Date, the Holder of this Security gives notice to the Trustee that such Holder elects not to sell this Security (or, as long as this Security is issued in the form of a Global Security, a specified portion hereof) to the Company on the Reset Date (a "HOLD NOTICE") and (ii) the notice is effective (an "EFFECTIVE HOLD NOTICE") under the 10% Requirement (as defined below). A Hold Notice must be given in the manner described in paragraph 7 below. Consequently, with respect to this Security, if a Call Notice is not duly given by Goldman, Sachs & Co. and an Effective Hold Notice is not duly given by the Holder (or is duly given by the Holder only with respect to a specified portion hereof) as provided above, the Company shall be obligated to repurchase this Security in whole (or in whole but for any specified portion) from the Holder on the Reset Date, and the Holder of this Security on the Reset Date shall be obligated to sell this Security in whole (or in whole but for any specified portion) to the Company, at the Put Price on the Reset Date. Any such sale and purchase shall be effected through the facilities of the Depositary, with the Holder of this Security on the Reset Date being deemed (in the absence of an Effective Hold Notice) to have automatically tendered this Security in whole (or in whole but for any specified portion) for sale to the Company on the Reset Date, all in accordance with Depositary's Applicable Procedures as provided in paragraph 5 below. Notwithstanding the foregoing, the Holder of this Security shall be deemed to have exercised its Put Option and may not continue to hold this Security by giving a Hold Notice if (i) the Company is required to pay Goldman, Sachs & Co. the Termination Amount, (ii) the Company is obligated to repurchase this Security in connection with the failure of Goldman, Sachs & Co. to pay the Face Value of this Security on the Reset Date, as provided in paragraph 5(a) below, or (iii) a Market Disruption Event and/or a Failed Remarketing occurs as provided in paragraph 4 below. Notwithstanding any exercise of the Put Option with respect to this Security, this Security shall remain Outstanding until the Put Price (and accrued interest) in respect hereof has been paid. If at any time a Security of this series is issued other than in the form of a Global Security, the Put Option may be exercised and a Hold Notice may be given with respect to such Security only in whole and not in part.

     Notwithstanding the foregoing, no Hold Notice for this Security shall be effective unless Hold Notices are duly given by the Holders of record of at least 10% in aggregate principal amount of the Securities of this series Outstanding no later than 10:00 a.m. (New York City time) on the seventh Market Day prior to the Reset Date. The provision described in this paragraph is called the "10% REQUIREMENT." If a Hold Notice is duly given for this Security (or, if permitted, any portion hereof) but the 10% Requirement has not been satisfied, the Trustee shall give written notice of that fact (a "10% REQUIREMENT NOTICE") to the Holder of this Security and the Company not later than the close of business on the seventh Market Day before the Reset Date, in the manner described in paragraph 7 below.

     4.   RESET OF INTEREST RATE.

     If the Company is not obligated to purchase this Security (or a specified portion hereof) on the Reset Date pursuant to the Put Option or in connection with the failure of Goldman, Sachs & Co. to pay the Face Value of this Security on the Reset Date as described in paragraph 5 below, the Initial Interest Rate on this Security (or any such portion) shall be reset on the Reset Date. Notwithstanding the foregoing, reset of the interest rate shall be subject to the occurrence of a Market Disruption Event or a Failed Remarketing as described below and the termination of the Call Option at the election of Goldman, Sachs & Co. as described in paragraph 2 above.

     Subject to its right to terminate the appointment of any such agent, the Company shall take such action as is necessary to ensure that there shall at all relevant times be a qualified financial institution appointed and acting as its agent for the purpose of performing the actions contemplated hereby to be performed by the Calculation Agent (such agent, including any successor agent, the "CALCULATION AGENT"). The Company has initially appointed Goldman, Sachs & Co. as Calculation Agent. If the Initial Interest Rate is to be reset, the Calculation Agent shall effect the reset as follows:

     Between the tenth Market Day prior to the Reset Date and 11:00 A.M., New York City time, on the sixth Market Day prior to the Reset Date (the "CALCULATION DATE"), the Calculation Agent shall request each of the following financial institutions to participate as a reference dealer in accordance with the terms described below: Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Salomon Brothers Inc or their respective successors; provided, however, that if any of the foregoing cease to be a leading dealer of publicly-traded debt securities of the Company in New York City (a "PRIMARY DEALER") or are unwilling to act as a reference dealer, the Calculation Agent shall substitute therefor another Primary Dealer (the "REFERENCE DEALERS"). If Goldman, Sachs & Co. has exercised the Call Option and so requests, each Reference Dealer must include in its participation agreement a written commitment (satisfactory to Goldman, Sachs & Co.) that, if it is selected as a Final Dealer (as defined below), it will purchase from Goldman, Sachs & Co. on the Calculation Date for settlement on the Reset Date and at the Final Offer Price (as defined below), its Pro Rata (as defined below) portion of all of the Securities of this series that Goldman, Sachs & Co. purchases pursuant to the Call Option and tenders for resale to the Final Dealers on the Reset Date as described below. For each Reference Dealer, the Calculation Agent shall request the name of and telephone and facsimile numbers for one individual to represent such Reference Dealer.

     On the Calculation Date, the Calculation Agent shall undertake the following actions to calculate a fixed rate at which interest will accrue on the Securities of this series from and including the Reset Date to but excluding the Final Maturity (such period, the "RESET PERIOD"). In paragraphs (a) and (b) below, all references to specific hours are references to prevailing New York City time, and each notice shall be given telephonically and shall be confirmed as soon as possible by facsimile to each of the Calculation Agent and the Company. The times set forth below are guidelines for action, and the Calculation Agent shall use reasonable efforts to adhere to these times.

          (a)  At 12:00 P.M., the Calculation Agent shall:

               (i) determine (or obtain from Goldman, Sachs & Co., if Goldman, Sachs & Co. has exercised the Call Option) the approximate ten-year U.S. Treasury bond yield at or about such time, which shall be expressed as a percentage (the "DESIGNATED TREASURY YIELD") and shall be based on the then-current, ten-year U.S. Treasury bond (the "DESIGNATED TREASURY BOND");

               (ii) calculate and provide to the Reference Dealers, on a preliminary basis, a hypothetical price at which the Securities of this series might be offered for sale to a Reference Dealer on the Reset Date (the "OFFER PRICE"). The Offer Price shall be expressed as a percentage of the principal amount of the Securities of this series Outstanding and shall equal 100% plus the Margin (as defined below), if the Treasury Rate Difference (as defined below) is positive, or 100% minus the Margin, if the Treasury Rate Difference is negative. The Margin shall also be expressed as a percentage of the principal amount of the Securities of this series Outstanding and shall equal the present value of the absolute value of the Treasury Rate Difference applied to twenty semi-annual periods (i.e., ten years), discounted at the Designated Treasury Yield divided by two. The "TREASURY RATE DIFFERENCE" means the percentage (which may be positive or negative) equal to (x) 5.55% (the "INITIAL TREASURY YIELD") minus
          (y) the Designated Treasury Yield; and

               (iii) request each Reference Dealer to provide to the Calculation Agent, when notified of the Final Offer Price as described in paragraph (b) below, a firm bid, expressed as a percentage representing an interest rate spread over the Designated Treasury Yield (the "SPREAD"), at which such Reference Dealer would be willing to purchase on the Calculation Date for settlement on the Reset Date, at the Final Offer Price, all of the Securities of this series then Outstanding. Each such firm bid is to be given on an "all-in" basis and is to remain open for at least 30 minutes after it is given.

          (b) At 12:30 P.M., the Calculation Agent shall determine (or obtain from Goldman Sachs & Co., if Goldman, Sachs & Co. has exercised the Call Option) the Designated Treasury Yield on a final basis, and calculate and provide to the Reference Dealers the Offer Price on a final basis (the "FINAL OFFER PRICE") and request each Reference Dealer to submit its bid immediately as described in clause (a)(iii) above. If the Calculation Agent receives at least three bids, the following will occur:

               (i) the Reference Dealer providing the bid representing the lowest all-in Spread (the "FINAL SPREAD") will be the "FINAL DEALER"; provided that if more than one Reference Dealer has provided a bid representing the lowest all-in Spread (a "QUALIFYING REFERENCE DEALER"), the Calculation Agent will so notify each Qualifying Reference Dealer and each Qualifying Reference Dealer will have the opportunity immediately thereafter to submit a second firm bid in the manner and on the terms specified in clause (a)(iii) above, and the Qualifying Reference Dealer providing the bid representing the lowest all-in Spread will be the Final Dealer and if more than one Qualifying Reference Dealer has provided a bid representing the lowest all-in Spread, each of such Qualifying Reference Dealers will be a Final Dealer;

               (ii) if Goldman, Sachs & Co. has exercised the Call Option, each Final Dealer shall be obligated to purchase from Goldman, Sachs & Co. at the Final Offer Price, for settlement on the Reset Date, its Pro Rata portion of the Securities of this series that Goldman, Sachs & Co. purchases pursuant to the Call Option and tenders for resale to the Final Dealers on the Reset Date (assuming that the Initial Interest Rate on the Bonds will be reset so as to equal the Adjusted Rate (as defined below) during the Reset Period) (as used herein "Pro Rata" shall mean the amount equal to the aggregate principal amount of the Securities of this series Outstanding that Goldman, Sachs & Co. purchases pursuant to the Call Option divided by the number of Final Dealers); as described below, a Final Dealer will not be obligated to purchase any Securities of this series if Goldman, Sachs & Co. has not exercised the Call Option;

               (iii) the Calculation Agent shall calculate and provide to the Company the "ADJUSTED RATE," which shall be the semi-annual, bond-equivalent, fixed interest rate on the Securities of this series required to produce, during the Reset Period, a semi-annual, bond-equivalent yield on the Securities of this series that equals the sum of the Final Spread plus the final Designated Treasury Yield, assuming that the Securities of this series are purchased on the Reset Date at the Final Offer Price; and

               (iv) the Initial Interest Rate on the Securities of this series shall be adjusted so as to equal the Adjusted Rate, effective from and including the Reset Date to but excluding the Final Maturity. If Goldman, Sachs & Co. has not exercised the Call Option and an Effective Hold Notice is given for this Security (or any portion hereof), the Company shall promptly give written notice of the Adjusted Rate to the Holder.

     All determinations regarding the Designated Treasury Yield and the Designated Treasury Bond as described in clause (a)(i) and the first sentence of clause (b) above shall be made by Goldman, Sachs & Co. if another party is acting as the Calculation Agent, unless Goldman, Sachs & Co. has elected not to exercise the Call Option, in which case such determinations shall be made as necessary by the Calculation Agent.

     If the Calculation Agent determines that, on the Calculation Date, (x) a Market Disruption Event (as defined below) has occurred or is continuing or (y) fewer than three Reference Dealers have provided firm bids in a timely manner pursuant to participation agreements satisfactory to Goldman Sachs & Co. substantially as described above (a "FAILED REMARKETING"), the steps contemplated above shall be taken on the next Market Day on which the Calculation Agent determines that no Market Disruption Event has occurred or is continuing and at least three Reference Dealers have provided bids pursuant to participation agreements satisfactory to Goldman, Sachs & Co. substantially as contemplated above. If the Calculation Agent determines that a Market Disruption Event and/or a Failed Remarketing has occurred or is continuing for at least four consecutive Market Days starting on the

Calculation Date, then Goldman, Sachs & Co. shall be deemed not to have exercised the Call Option and the Company shall repurchase this Security (in whole and not in part) on the Reset Date at the Put Price from the Holder hereof on the Reset Date, all as if the Put Option on this Security had been exercised in full (and the Company shall pay Goldman, Sachs & Co. an amount equal to the Margin, if the Treasury Rate Difference is positive). In these circumstances, the Holder may not continue to hold this Security (or any portion hereof) by giving an Effective Hold Notice. The Calculation Agent shall notify the Company of such determination promptly after the close of business on such fourth Market Day. The Company shall give notice to the Holder that this Security will be repurchased by the Company on the Reset Date at the Put Price, from the Holder on the Reset Date, such notice to be given no later than the second Market Day prior to the Reset Date in the manner described below. Notwithstanding the foregoing, if at any time relevant to the Reset Date, Goldman, Sachs & Co. is not acting as Calculation Agent, then the determinations and notice to the Company described in this paragraph shall be made and given by Goldman, Sachs & Co., unless Goldman, Sachs & Co. does not exercise the Call Option in which case such determinations and notice will be made and given by the Calculation Agent.

     "MARKET DISRUPTION EVENT" means any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the establishment of minimum prices on such exchange; (ii) a general moratorium on commercial banking activities declared by either federal or New York State authorities; (iii) any material adverse change in the existing financial, political or economic conditions in the United States of America;
(iv) an outbreak or escalation of hostilities involving the United States of America or the declaration of a national emergency or war by the United States of America; or (v) any material disruption of the U.S. government securities market, U.S. corporate bond market and/or U.S. federal wire system.

     All determinations regarding Market Disruption Events and Failed Remarketings, including whether or not any event has occurred or is continuing, shall be made by the Calculation Agent (or Goldman, Sachs & Co., if applicable as provided above) in its sole discretion.

     All percentages resulting from any calculation with respect to the Securities of this series will be rounded upwards, if necessary, to the nearest one ten-thousandth of a percentage point (e.g., 5.76531% (or 0.0576531) being rounded to 5.7654 (or 0.057654)), and all U.S. dollar amounts will be rounded to the nearest cent (with one-half cent being rounded upwards).]

     All determinations made by the Calculation Agent (or Goldman, Sachs & Co.) regarding the matters described herein shall be final, conclusive and binding on all concerned and will not give rise to any liability on the part of the Calculation Agent (or Goldman, Sachs & Co.), the Trustee or the Company.

     5.   SETTLEMENT ON EXERCISE OF THE PUT AND CALL OPTIONS.

     For as long (but only for as long) as this Security or any portion hereof is issued in the form of a Global Security, the provisions of paragraph 5(a) through 5(d) below, inclusive, shall apply with respect to this Security or such portion, as the case may be.

          (a) If the Call Option is exercised, then, on the Reset Date, all beneficial interests in this Security held by or through Agent Members (as defined below) shall be transferred to a Depositary account designated by Goldman, Sachs & Co. The transfers shall be made automatically, without any action on the part of any beneficial owner, by book entry through the facilities of the Depositary. Goldman, Sachs & Co. shall be obligated to make payment of the Face Value of this Security to the Depositary or its nominee, for credit to the accounts of the Agent Members by or through which beneficial interests in this Security are held, by the close of business on the Reset Date. Each such transfer shall be made against the corresponding payment, and each such payment shall be made against the corresponding transfer, in accordance with the Depositary's Applicable Procedures. In all cases, the Company shall remain obligated to make payment of accrued and unpaid interest due on this Security, with interest payable on the Reset Date being payable to the Holder on the corresponding Regular Record Date.

          If Goldman, Sachs & Co. fails to pay the Face Value of this Security on the Reset Date, the Call Option shall be deemed not to have been exercised and the Put Option will be deemed to have been exercised on this Security in whole. In these circumstances, the Holder on the Reset Date may not continue to hold this Security (or any portion hereof) by giving an Effective Hold Notice, and the Company will be obligated to pay, not later than two Business Days following the Reset Date, the Put Price for this Security (plus accrued interest at the Initial Interest Rate from the Reset Date to the date payment is made), with settlement occurring as described in paragraph (b) below.

          As used herein, (i) "AGENT MEMBER" means, at any time, any person who is a member of, or participant in, the Depositary at such time and (ii) "APPLICABLE PROCEDURES" means, with respect to any payment, transfer or other transaction to be effected with respect to a Global Security through the facilities of the Depositary at any time, the policies and procedures of the Depositary applicable to such transaction, as in effect at such time.

          (b) If the Put Option is exercised as to this Security (or any portion hereof), then, on the Reset Date, all beneficial interests in this Security or any such portion held by or through Agent Members shall be transferred to a Depositary account designated by the Company. The transfers shall be made automatically, without any action on the part of any holder or beneficial owner, by book entry through the facilities of the Depositary. The Company shall be obligated to make payment of the Put Price of this

     Security (or any such portion) to the Depositary or its nominee, for credit to the accounts of the Agent Members by or through which beneficial interests in this Security (or any such portion) are held, by the close of business on the Reset Date (or, if the Put Option is deemed to have been exercised as contemplated by the second paragraph of paragraph 5(a) above, by the closing of business on the second Business Day following the Reset
     Date). Each such transfer shall be made against the corresponding payment, and each such payment shall be made against the corresponding transfer, in accordance with the Depositary's Applicable Procedures. If the Company fails to pay the Put Price of this Security (or any such portion) on the Reset Date, accrued interest at the Initial Interest Rate from the Reset Date to the date the payment is made shall be payable as part of the Put Price, in the same manner and for credit to the same accounts as such Put Price. Whether or not purchased pursuant to the Put Option, the Company shall remain obligated to make payment of accrued and unpaid interest due on this Security, with interest payable on the Reset Date being payable to the Holder on the corresponding Regular Record Date, as provided herein and in the Indenture.

          (c) The transactions described in paragraphs 5(a) and 5(b) above shall be executed on the Reset Date (or the second Business Day thereafter, to the extent specified above) through the facilities of the Depositary in accordance with its Applicable Procedures, and the accounts of the respective Agent Members shall be debited and credited and beneficial interests in this Security shall be delivered by book entry as necessary to effect the purchases and sales provided for above. Unless the Depositary's Applicable Procedures require otherwise, such transactions shall settle, and all other payments in respect of the Securities of this series shall be made, in immediately available funds through the Depositary's Same-Day Funds Settlement System. Notwithstanding any provision hereof or of the Indenture, neither the Company, the Trustee nor Goldman, Sachs & Co., nor any agent of any such person, shall have any responsibility with respect to the Applicable Procedures or for any payments, transfers or other transactions, or any notices or other communications, among the Depositary, its Agent Members, any other direct or indirect participants therein and any beneficial owners of a Global Security. For all purposes of this Security and the Indenture, any payment or notice to be made or given with respect to this Security by the Company or Goldman, Sachs & Co. shall be deemed made or given when made or given to the Depositary or its nominee, in accordance with its Applicable Procedures.

          (d) The settlement procedures described in paragraphs 5(a), 5(b) and 5(c) above may be modified, notwithstanding any contrary terms of the Securities of this series or the Indenture, to the extent required by the Depositary. In addition, the Company may, notwithstanding any contrary terms of the Securities of this series or the Indenture, modify the settlement procedures described in paragraphs 5(a), 5(b) and 5(c) above in order to facilitate the settlement process.

          (e) If any Securities of this series are issued in non-book-entry form, the Company shall modify the provisions of paragraphs 5(a) through 5(d) above, inclusive, so as to ensure that Reset Date settlements of transactions in such Securities of this series are effected in as comparable a manner as practical, PROVIDED that such modified procedures shall not adversely affect the interests of the holders of the Outstanding Securities of this series.

     6.   TRANSFER; GLOBAL SECURITIES.

     Upon due presentment for registration of transfer of this Security at the office or agency of the Company to be maintained for that purpose in the Borough of Manhattan, The City of New York, a new Security or Securities of this series in authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

     Notwithstanding any other provision of this Security or the Indenture, this Security is exchangeable for definitive Securities in registered form only if
(y) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing or except as the Company may request in order to facilitate the purchase of this Security or any portion thereof by Goldman, Sachs & Co. pursuant to the Call Option or by the Company pursuant to the Put Option on the Reset Date (provided that, after consummation of any such purchase pursuant to the Call Option, this Security or the portion so purchased may be reissued in the form of a Global Security in accordance with the Applicable Procedures). If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, bearing interest at the same rate, having the same date of issuance, redemption provisions, Stated Maturity and other terms and of authorized denominations aggregating a like amount.

     This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

     7.   CERTAIN NOTICES.

     For so long as this Security is issued in the form of a Global Security, each Call Notice, 10% Requirement Notice and other notice to be given to the holder of this Security shall be deemed to have been duly given to such holder when given to the Depositary, or its nominee, in accordance with its Applicable Procedures.

     If at any time this Security is not issued in the form of a Global Security, each Call Notice, 10% Requirement Notice and other notice to be given to the holder of this Security shall be deemed to have been duly given to such holder upon the mailing of such notice to the Holder at such Holder's address as it appears on the Security Register maintained by the Company or its agent as of the close of business preceding the day such notice is given.

     Neither the failure to give any notice nor any defect in any notice given to the holder of this Security or any other Security of this series will affect the sufficiency of any notice given to another holder of any Securities of this series.

     With respect to this Security, whether or not issued in the form of a Global Security, Hold Notices may be given by the Holder hereof only by facsimile transmission or by mail and must actually be received by the Trustee at the following address no later than 10:00 A.M., New York City time, on the seventh Market Day prior to the Reset Date:

     The First National Bank of Chicago
     One North State Street, 9th Floor
     Chicago, Illinois  60602
     Attention: Corporate Trust Administration
     Facsimile no.: 312-407-1708


Hold Notices may be given with respect to this Security only by the Holder hereof.

     8.   HOLDER.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, any agent of the Company or the Trustee and Goldman, Sachs & Co. may treat the Person in whose name this Security is registered as the owner hereof for all purposes, including the making of any payment in respect hereof, any exercise of the Call Option or the Put Option and consummation of any sale and purchase hereof pursuant thereto, the giving of any Call Notice, Hold Notice or other notice with respect hereto, and the giving of any consent or taking of any other action with respect hereto, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     9.   PROVISIONS RELATING TO GOLDMAN, SACHS & CO.

     Insofar as the provisions of this Security purport to provide rights to Goldman, Sachs & Co. against any holder of this Security, such rights (including such rights to purchase this Security pursuant to the Call Option on the Reset
Date) shall also be rights of the Company and shall be enforceable by the Company against such holder. Each holder of this Security shall hold this Security (and by holding the same be deemed to have agreed to do so) subject to the foregoing. Without limiting the foregoing, Goldman, Sachs & Co. may take any action under this Security (including giving any notice, making any determination and effecting any settlement pursuant to paragraphs 2, 4 and 5 hereof) that the provisions of this Security contemplate may be taken by Goldman, Sachs & Co.

     Pursuant to Section 6 of the Calculation Agency Agreement, dated as of June 4, 1998, Goldman, Sachs & Co. has agreed with the Company, for the benefit of the applicable holders of this Security from time to time, that, if Goldman, Sachs & Co. exercises the Call Option when this Security is Outstanding, Goldman, Sachs & Co. will purchase this Security from the Holder hereof on the Reset Date, upon the terms and subject to the conditions set forth herein. Except as may be expressly provided in Section 6 of such Agreement, no holder of this Security shall have any right, remedy or claim against Goldman, Sachs & Co. under this Security, the Indenture or such Agreement.

     No provision of this Security shall be invalid or unenforceable by reason of any reference herein to Goldman, Sachs & Co. In addition, no provision of this paragraph shall be construed to impair or otherwise affect any rights that Goldman, Sachs & Co. may have at any time as a holder of any Securities.

     10.  MISCELLANEOUS.

     No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                   ABBREVIATIONS



The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   --   as tenants in common

TEN ENT   --   as tenants by the entireties

JT TEN    --   as joint tenants with right
               of survivorship and not
               as tenants in common

UNIF GIFT MIN ACT  --                   Custodian
                      ------------------         -----------------------
                         (Cust)                             (Minor)

Under Uniform Gifts to Minors Act

----------------------------------
          (State)

     Additional abbreviations may also be used though not in the above list.


     FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee


------------------------------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   (PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security of DAYTON HUDSON CORPORATION and does hereby irrevocably constitute and appoint __________________ attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:
        -----------------------


                                            ------------------------------------

                                            ------------------------------------


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.